BorgWarner Completes Tender Offer and Acquires 89.08% of AKASOL AG

Expands Commercial Vehicle and Industrial Electrification Capabilities

Accelerates in Fast-Growing Commercial Vehicle and Off-Highway Battery Pack Market

Auburn Hills, Michigan, June 4, 2021 – BorgWarner Inc. (NYSE: BWA) today announced that it has completed the tender offer for shares of AKASOL AG, resulting in BorgWarner owning 89.08% of AKASOL’s outstanding shares following completion of the tender offer. The acquisition further strengthens BorgWarner’s commercial vehicle and industrial electrification capabilities, which positions the Company to capitalize on what it believes to be a fast-growing battery pack market.

“We are excited to add AKASOL’s innovative products, capabilities and team to BorgWarner as we advance our plan to grow our electric vehicle businesses to approximately 45% of total revenues by 2030 under Project Charging Forward,” said Frédéric Lissalde, President and CEO of BorgWarner. “Our companies share a commitment to delivering innovative, environmentally friendly solutions to our global customers, and together, we’ll be even better positioned to do just that.”

AKASOL is now a majority-owned subsidiary of BorgWarner. AKASOL’s headquarters are in Darmstadt, Germany, and as previously announced, AKASOL will be run independently. Subject to approval of the shareholders at the AKASOL annual general meeting on June 30, 2021, BorgWarner expects to be represented with three of the five members of AKASOL’s Supervisory Board. BorgWarner will assess what additional actions, if any, it will take to achieve full control and ownership of AKASOL including, without limitation, the delisting of AKASOL’s shares.

BorgWarner paid approximately €648 million to settle the tender offer from current cash balances, which includes proceeds received from its previously announced public offering of BorgWarner 1.00% Senior Notes due 2031. The Company plans to provide the estimated financial impact of the acquisition when it reports second quarter earnings on August 4, 2021. It is currently expected that AKASOL will be included in BorgWarner’s Air Management reporting segment.

About BorgWarner

BorgWarner is a global product leader in sustainable mobility solutions for the vehicle market. Building on its original equipment expertise, BorgWarner also brings market leading product and service solutions to the global aftermarket. With manufacturing and technical facilities in 99 locations in 24 countries, the Company employs approximately 50,000 worldwide. For more information, please visit borgwarner.com.

Forward Looking Statements

Statements in this press release may constitute forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act (the “Act”) that are based on management's current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, include, among others: uncertainties regarding the extent and duration of impacts of matters associated with COVID-19/coronavirus (“COVID-19”), including additional production disruptions; the failure to realize the expected benefits of the acquisition of Delphi Technologies PLC that the Company completed on October 1, 2020; the failure to realize the expected benefits of the acquisition of AKASOL or a delay in the ability to realize those benefits; the failure to successfully execute on a timely basis our taking private strategy with respect to AKASOL; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to acquired businesses; our dependence on automotive and truck production, both of which are highly cyclical and subject to disruptions; our reliance on major original equipment manufacturer (“OEM”) customers; commodities availability and pricing; supply disruptions; the uncertainty of the global economic environment; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which we operate; impacts from any potential future acquisition or divestiture transaction; and the other risks, described in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company does not undertake any obligation to update any forward-looking statements, except as required by law.

Contacts

IR
Patrick Nolan
Phone: +1 248-754-0884
Email: ir@borgwarner.com

PR
Michelle Collins
Phone: +1 248-754-0449
Email: mediacontact@borgwarner.com

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